EXHIBIT 31.3

CERTIFICATIONS

WHY USA Financial Group, Inc.

Certification of Chief Executive Officer and
Chief Financial Officer Pursuant to Section
906 of the Sarbanes-Oxley act of 2002

        I, James Kylstad, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that to my knowledge the Quarterly Report of WHY USA Financial Group, Inc. on Form 10-QSB for the quarterly period ended September 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange act of 1934, as amended, and that the information contained in such Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of WHY USA Financial Group, Inc.

By: /s/ James Kylstad
James Kylstad, Chief Executive Officer

        I, Michael J. Peterson, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that to my knowledge the Quarterly Report of WHY USA Financial Group, Inc. on Form 10-QSB for the quarterly period ended September 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange act of 1934, as amended, and that the information contained in such Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of WHY USA Financial Group, Inc.

By: /s/ Michael J. Peterson
Michael J. Peterson, Chief Financial Officer